Exhibit 99.1

Flame Acquisition Corp. Announces the Separate Trading of its Class A Common Stock and Warrants, Commencing April 19, 2021

April 19, 2021

Houston, TX -- (BUSINESS WIRE) -- Flame Acquisition Corp. (the “Company”) announced that, commencing April 19, 2021, holders of the units sold in the Company’s initial public offering (the “Units”) may elect to separately trade the shares of Class A common stock and warrants included in the Units. The shares of Class A common stock and warrants that are separated will trade on the New York Stock Exchange (“NYSE”) under the ticker symbols “FLME” and “FLME.WS,” respectively. Those Units not separated will continue to trade on the NYSE under the ticker symbol “FLME.U.”

The Units were initially offered by the Company in an underwritten offering. Cowen and Intrepid Partners acted as joint book-running managers for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (“SEC”) and became effective on February 24, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Flame Acquisition Corp.

Flame Acquisition Corp., led by James C. Flores, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses in the energy industry in North America.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, risks and changes in circumstances, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement, as amended from time to time, and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. Any forward-looking statement in this press release speaks only as of the date of this press release. The Company undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by applicable securities laws.

Investor Contact:
Caldwell Flores

Email: Cflores@flameacq.com